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                                                                   Exhibit 23.01

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-57223 and No. 333-24483 of Cardinal Health, Inc. on Form S-3 and Registration Statements No. 33-20895, No. 33-38021, No. 33-38022, No. 33-42357,
No. 33-52535, No. 33-52537, No. 33-52539, No. 33-63283-01, No. 33-64337, No.
333-01927-01, No. 333-11803-01 and No. 333-21631-01 of Cardinal Health, Inc. on
Form S-8 of our report dated June 5, 1997, appearing in this Current Report on Form 8-K of Cardinal Health, Inc.


DELOITTE & TOUCHE LLP

Columbus, Ohio
June 5, 1997